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                      DEVELOPMENT AND MAINTENANCE AGREEMENT


     This agreement (the "Agreement"), dated effective October 15, 1996, is by and between CYBERMALL CORPORATION, INC., a Texas corporation ("CyberMall"), and INTERGAMES, INC., a Texas corporation ("InterGames").

          WHEREAS, CyberMall and InterGames desire to enter into an agreement for, among other things, the development and maintenance by CyberMall of a site on the world wide web for InterGames.

          NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                      DEVELOPMENT AND MAINTENANCE OF SITE;
                               ADDITIONAL SERVICES


     SECTION 1.1 DEVELOPMENT OF SITE. CyberMall agrees to provide InterGames with the following services in connection with the development of a site located on the world wide web at www.TheGameMaster.com (the "Site"):

     (a)  Layout and design of the Site;

     (b)  Registration of domain(s) for the Site;

     (c)  Coordination of Site domain hosting setup;

     (d) Design and production of all necessary programming for the Site, including HTML, CGI and database programming; and

     (e)  Design and production of all graphics, copy and games for the Site.

     SECTION 1.2 MAINTENANCE OF SITE. CyberMall hereby agrees to provide continued domain hosting for the Site and to update and maintain the Site on an ongoing basis for the duration of this Agreement.

     SECTION 1.3 ADDITIONAL SERVICES. CyberMall hereby agrees to provide certain additional services in connection with the Site, as requested by InterGames, including without limitation, (i) on-line marketing of the Site, and
(ii) the coordination of awards and prize fulfillment in connection with games played on the Site.

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                                   ARTICLE II

                                      FEES

     SECTION 2.1    DEVELOPMENT FEES.   InterGames hereby agrees to pay to
CyberMall a fixed fee in the amount of $30,145, plus applicable taxes, for all services provided by CyberMall to InterGames pursuant to Section 1.1 hereof.

     SECTION 2.2    MAINTENANCE AND ADMINISTRATIVE FEES.   InterGames hereby
agrees to pay to CyberMall fees for services provided pursuant to Sections 1.2 and 1.3 hereof according to the fee schedule attached as EXHIBIT A hereto.


                                   ARTICLE III

                       OWNERSHIP OF INTELLECTUAL PROPERTY

     CyberMall and InterGames hereby agree that the Site and all intellectual property (the "Intellectual Property") created in connection with the Site, including without limitation, all programming, design, graphics, copy and games, (i) will be created by CyberMall for InterGames' exclusive use, (ii) shall be the sole property of InterGames, and (iii) shall not be reproduced by CyberMall for any purpose except as necessary for CyberMall to fulfill its obligations under this Agreement. CyberMall agrees that, in connection with the development and creation of the Site and the Intellectual Property, (i) it will not violate any patent, copyright, trademark or any other intellectual property rights held by any third party; (ii) it will own all rights and interests in the Intellectual Property created in the development of the Site, and (iii) no third-party software will be embedded in or required to run the Site. CyberMall further covenants that upon delivery of the Site and the Intellectual Property to InterGames, the Site and the Intellectual Property will be free from any claims by any third parties, and will become the sole possessions of InterGames with no rights thereto allocated to CyberMall.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1    REPRESENTATIONS AND WARRANTIES OF CYBERMALL.   To induce
InterGames to enter into this Agreement and to consummate the transactions contemplated by this Agreement, CyberMall hereby represents and warrants as follows:

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          (a)  CyberMall is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to own and lease CyberMall's properties and to carry on CyberMall's business as presently conducted.

          (b) The execution, delivery and performance by CyberMall of this Agreement and the agreements, instruments and documents contemplated by this Agreement do not breach any term or provision of or constitute a default under any material indenture, mortgage, deed of trust, contract, agreement, lease or other commitment or instrument to which CyberMall is a party or by which CyberMall or its assets or properties are bound, do not conflict with any provision of the articles of incorporation or bylaws of CyberMall and do not constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing.

          (c) The execution, delivery and performance by CyberMall of this Agreement and the agreements, instruments and documents contemplated by this Agreement do not violate any provision of, or constitute default under, any law, rule or regulation, or any court order, writ, injunction or decree, of any court or other governmental agency or instrumentality applicable to or binding upon CyberMall.

          (d) CyberMall has full power, authority and legal right to enter into this Agreement and the agreements, instruments and documents contemplated by this Agreement and to consummate the contemplated transactions. This Agreement and the agreements, instruments and documents contemplated by this Agreement have been duly authorized by all requisite action of the directors and shareholders of CyberMall. Upon execution and delivery by CyberMall of this Agreement and the agreements, instruments and documents contemplated by this Agreement, they will each be a valid and binding obligation of CyberMall, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws effecting the rights of creditors generally. Notwithstanding the foregoing, no representation or warranty is made regarding the availability of equitable remedies.

     SECTION 4.2    REPRESENTATIONS AND WARRANTIES OF INTERGAMES.   To induce
CyberMall to enter into this Agreement and to consummate the transactions contemplated by this Agreement, InterGames represents and warrants as follows:


          (a) InterGames is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to own and lease InterGames' properties and to carry on InterGames' business as presently conducted.

          (b) The execution, delivery and performance by InterGames of this Agreement and the agreements, instruments and documents contemplated by this

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     Agreement by do not breach any term or provision of or constitute a default under any material indenture, mortgage, deed of trust, contract, agreement, lease or other commitment or instrument to which InterGames is a party or by which InterGames or its assets or properties are bound, do not conflict with any provision of the articles of incorporation or bylaws of InterGames and do not constitute an event which, with the lapse of time or action by a third party, would result in any default under any of the foregoing.

          (c) The execution, delivery and performance by InterGames of this Agreement and the agreements, instruments and documents contemplated by this Agreement do not violate any provision of, or constitute default under, any law, rule or regulation, or any court order, writ, injunction or decree, of any court or other governmental agency or instrumentality applicable to or binding upon InterGames.

          (d) InterGames has full power, authority and legal right to enter into this Agreement and the agreements, instruments and documents contemplated by this Agreement and to consummate the contemplated transactions. This Agreement and the agreements, instruments and documents contemplated by this Agreement have been duly authorized by all requisite action of the directors and shareholders of InterGames. Upon execution and delivery by InterGames of this Agreement and the agreements, instruments and documents contemplated by this Agreement, they will each be a valid and binding obligation of InterGames, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws effecting the rights of creditors generally. Notwithstanding the foregoing, no representation or warranty is made regarding the availability of equitable remedies.


                                    ARTICLE V

                                 INDEMNIFICATION

     SECTION 5.1 INDEMNIFICATION. SUBJECT TO THE PROVISIONS OF SECTION 5.2 HEREOF, CYBERMALL WILL INDEMNIFY AND HOLD HARMLESS INTERGAMES AND EACH OF ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS HARMLESS FROM AND AGAINST, ANY AND ALL DAMAGES, CLAIMS, DEFICIENCIES, LOSSES, INCLUDING TAXES, AND ALL EXPENSES (INCLUDING INTEREST, PENALTIES, AND ATTORNEYS' AND ACCOUNTANTS' FEES AND DISBURSEMENTS BUT REDUCED BY ANY TAX SAVINGS, BENEFITS OR OFFSETS TO WHICH ANY PARTY SHALL BE ENTITLED DIRECTLY OR INDIRECTLY BY REASON THEREOF) (COLLECTIVELY, "DAMAGES") RESULTING FROM ANY MISREPRESENTATION, BREACH OF WARRANTY OR NONFULFILLMENT OR FAILURE TO PERFORM ANY COVENANT OR AGREEMENT ON THE PART OF CYBERMALL UNDER THIS AGREEMENT.

     SECTION 5.2 METHOD OF ASSERTING CLAIMS, ETC. All claims for indemnification by InterGames under this Article V will be asserted and resolved as follows:

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          (a)  In the event that any claim or demand for which CyberMall would be liable to InterGames hereunder is asserted against or sought to be collected from InterGames by a third party (a "Third Party Claim"), InterGames will with reasonable promptness notify CyberMall of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the "Claim Notice")). CyberMall will not be obligated to indemnify InterGames with respect to any such claim or demand to the extent the failure of InterGames to promptly notify CyberMall of such a claim or demand materially prejudices CyberMall's ability to defend against the claim or demand. CyberMall will have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify InterGames
     (i) whether or not it disputes the liability of CyberMall to InterGames hereunder with respect to such claim or demand, and (ii) whether or not it desires at the sole cost and expense of CyberMall, to defend InterGames against such claim or demand; PROVIDED, HOWEVER, that InterGames is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of CyberMall and not materially prejudicial to CyberMall. In the event that CyberMall notifies InterGames within the Notice Period that it desires to defend InterGames against such claim or demand, except as hereinafter provided, CyberMall will have the right to defend by all appropriate proceedings. If InterGames desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by CyberMall, InterGames agrees to cooperate with CyberMall and its counsel in contesting any claim or demand which CyberMall elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by CyberMall without the consent of InterGames, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both InterGames and CyberMall, if (i) InterGames has available to it defenses which are in addition to those available to CyberMall, (ii) InterGames has available to it defenses which are inconsistent with the defenses available to CyberMall or (iii) a conflict exists or may reasonably be expected to exist in connection with the representation of both InterGames and CyberMall by the legal counsel chosen by CyberMall, InterGames will have the right to select its own legal counsel subject to the approval of such legal counsel by CyberMall, such approval not to be unreasonably withheld. If InterGames selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of CyberMall pursuant to this Article V, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of CyberMall; provided that under no circumstances will CyberMall be obligated to indemnify InterGames against the fees and expenses of more than one legal counsel

                                       -5-
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     selected by InterGames in connection with a single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).

          (b) In the event InterGames should have a claim against CyberMall hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, InterGames will send a Claim Notice with respect to such claim to CyberMall. If CyberMall does not notify InterGames within the Notice Period that CyberMall disputes such claim, the amount of such claim will be conclusively deemed a liability of CyberMall hereunder.


                                   ARTICLE VI

                                   TERMINATION

     Upon consummation by InterGames of an initial public offering of equity securities with gross proceeds to InterGames of greater than or equal to $1,500,000, (i) this Agreement shall automatically terminate, and (ii) each of Roderick E. Gilchrist and Joshua E. Buettner shall terminate his employment with CyberMall and become an employee of InterGames for total compensation aggregating an annualized $90,000, including bonus. After the initial development of the Site has been completed, but in no event prior to August 31, 1997, this Agreement may be terminated by either party hereto upon thirty (30) days' prior written notice to the other party hereto.


                                   ARTICLE VII

                                 CONFIDENTIALITY

     SECTION 7.1 CONFIDENTIAL INFORMATION. "Confidential Information" as used in this Agreement will mean any and all technical and non-technical information disclosed pursuant to or in contemplation of this Agreement, including trade secrets and proprietary information of InterGames and/or its respective parents, subsidiaries, customers and/or vendors, whether delivered in written (or other tangible) form or orally, and includes, without limitation, information concerning research, experimental work, design details and specifications, financial data, procurement requirements, customer lists, business forecasts and purchasing, sales, development and marketing plans. Without limiting the generality of the foregoing, the term "Confidential Information" will also be deemed to include all analyses, compilations, forecasts, studies or other documents prepared by InterGames in connection with this Agreement.

     SECTION 7.2 USE. CyberMall hereby agrees that it will not make use of or in any way circulate within its own organization any Confidential Information of InterGames which is supplied to or obtained by it in writing, orally or by observation, except to the extent

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necessary for the development of the Site; and any other purpose InterGames may hereafter authorize in writing.

     SECTION 7.3 DEGREE OF CARE. Without limiting the generality of the other provisions of this Agreement, CyberMall agrees that it will treat all Confidential Information of InterGames with the same degree of care as it affords to its own Confidential Information, and represents that it exercises reasonable care to protect its own Confidential Information. CyberMall agrees that it will keep a record in reasonable detail of the Confidential Information of the other party furnished to it, the persons to whom such Confidential Information has been disclosed and the location of such Confidential Information.

     SECTION 7.4 DISCLOSURE. CyberMall further agrees that (i) it will not publish, copy or disclose any Confidential Information of InterGames to any third party, (ii) it will use its reasonable best efforts to prevent inadvertent disclosure of such Confidential Information to any third party, and (iii) it will not and will direct its officers, directors, employees, agents or consultants (individually referred to as a "Representative" and collectively referred to as the "Representatives") not to disclose, except as may be required to exercise its rights pursuant to this Agreement or as may be required by law, to any person that Confidential Information has been received or disclosed pursuant to this Agreement, or any other facts relating to the terms and
conditions of this Agreement.   Notwithstanding the foregoing, the parties agree
that either party may disclose the existence of this Agreement and the terms hereof to the extent (but only to the extent) reasonably required to enforce the rights of such party under this Agreement.

     SECTION 7.5 COMMUNICATION. Neither party will communicate any information to the other in violation of the proprietary rights of any third party.

     SECTION 7.6 EQUITABLE RELIEF. Since unauthorized disclosure of Confidential Information will diminish the value to InterGames of the proprietary interests that are the subject of this Article 7, if CyberMall or its Representatives breaches any of its obligations hereunder, InterGames will be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as monetary damages.

                                       -7-
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                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.1    APPLICABLE LAW.   THIS AGREEMENT AND THE AGREEMENTS,
INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN TRAVIS COUNTY, TEXAS. TO THE EXTENT IT IS NECESSARY TO RESOLVE ANY DISPUTES ARISING UNDER THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY IN A COURT, COURTS WITHIN THE STATE OF TEXAS WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. VENUE IN ANY SUCH DISPUTE, WHETHER IN FEDERAL OR STATE COURT, WILL BE LAID IN TRAVIS COUNTY, TEXAS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 8.2 NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram or facsimile transmission addressed as follows:

     (a) If to InterGames:         InterGames, Inc.
                                   3321 Westlake Drive
                                   Austin, Texas  78746
                                   Facsimile Transmission Number: (512) 328-5346

                                   Attn: Kathleen S. Sullivan

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          with a copy (which
          will not constitute
          notice) to:              Walter Earl Bissex
                                   Winstead Sechrest & Minick, P.C.
                                   100 Congress Avenue
                                   Suite 800
                                   Austin, Texas  78701-4042
                                   Facsimile Transmission Number (512) 370-2850

     (b)  If to CyberMall:         CyberMall Corporation, Inc.
                                   3321 Westlake Drive
                                   Austin, Texas  78746
                                   Facsimile Transmission Number: (512) 328-5346

                                   Attn: Roderick E. Gilchrist

Either party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

     SECTION 8.3    GENDER.   Words of any gender used in this Agreement will be
held and construed to include any other gender, and words in the singular number will be held to include the plural, unless the context otherwise requires.

     SECTION 8.4    ENTIRE AGREEMENT.   This Agreement and the agreements,
instruments and documents contemplated by this Agreement represent the parties' entire agreement with respect to the subject matter of this Agreement and such other agreements, instruments and documents and supersede and replace any prior agreement or understanding with respect to that subject matter. This Agreement may not be amended or supplemented except pursuant to a written instrument signed by the party against whom such amendment or supplement is to be enforced. Nothing contained in this Agreement will be deemed to create any agency, joint venture, partnership or similar relationship between the parties to this Agreement. Nothing contained in this Agreement will be deemed to authorize either party to this Agreement to bind or obligate the other party.

     SECTION 8.5    COUNTERPARTS.   This Agreement may be executed in multiple
counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single agreement. This Agreement will be considered fully executed

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when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart.

     SECTION 8.6 SEVERABILITY. If any of the provisions of this Agreement are determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement, but rather the entire Agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties will be construed and enforced accordingly. The parties acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be valid and enforceable.

     SECTION 8.7 THIRD PARTIES. Except as expressly set forth or referred to in this Agreement, nothing in this Agreement is intended or will be construed to confer upon or give to any party other than the parties to this Agreement and their successors and permitted assigns, if any, any rights or remedies under or by reason of this Agreement.

     SECTION 8.8 ASSIGNMENT. Neither this Agreement nor any rights or obligations under this Agreement may be assigned or delegated without the written consent of the other party. Any attempted assignment or delegation in violation of the immediately preceding sentence will be void.

     SECTION 8.9 SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS. The representations, warranties and covenants, as well as the indemnification provisions, contained in this Agreement will survive the consummation of the transactions contemplated by this Agreement.

     SECTION 8.10 WAIVER. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise or the exercise of any other right.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.


                                     CYBERMALL CORPORATION, INC.



                                     By:  /s/ Roderick E. Gilchrist
                                          -----------------------------------
                                          Name:  Roderick E. Gilchrist
                                          Title:  Chief Executive Officer


                                     INTERGAMES, INC.



                                     By:  /s/ Kathleen S. Sullivan
                                          -----------------------------------
                                          Name:  Kathleen S. Sullivan
                                          Title:  Chief Financial Officer


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                                     EXHIBIT A


                                    FEE SCHEDULE



Site Maintenance, Hosting and Marketing, and Prize Fulfillment Services
 (after all initial games are full activated). . . . . . . . .$6,000 per month

Site Maintenance, Hosting and Marketing, and Prize Fulfillment
 Services (before all initial games are full activated) . . reimbursement of costs and expenses